Exhibit 15
Coopers & Lybrand


Ford Motor Company
The American Road
Dearborn, Michigan


Re:  Ford Motor Company Registration Statement Nos. 2-71847, 2-95018,
        2-95020, 33-9722, 33-14951, 33-19036, 33-36043, 33-36061, 33-39402,
       33-50087, 33-50194, 33-50238, 33-54304, 33-54344 and 33-54348 on
       Form S-8, and 2-42133, 33-32641, 33-40638, 33-43085, 33-45887,
       and 33-55474 on Form S-3


We are aware that our report dated April 27, 1994 accompanying the unaudited interim financial information of Ford Motor Company for the periods ended March 31, 1994 and 1993 and included in the Ford Motor Company Quarterly Report on Form 10-Q for the quarter ended
March 31, 1994 will be incorporated by reference in the Registration Statements. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the Registration Statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




/s/COOPERS & LYBRAND

COOPERS & LYBRAND

Detroit, Michigan
May 13, 1994
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